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            CONFIDENTIAL TREATMENT REQUESTED BY CELL GENESYS, INC.

                                                                   EXHIBIT 10.36

                   AMENDMENT NO. 4 TO COLLABORATION AGREEMENT



         This Amendment No. 4 to Collaboration Agreement (the "Amendment") is effective as of June 28, 1996 (the "Effective Date") among Cell Genesys, Inc. ("CG"), a corporation organized under the laws of Delaware, and JT Immunotech USA Inc. ("JT"), a corporation organized under the laws of New York, and Xenotech, L.P. (the "Partnership"), a California partnership, concerning the Collaboration Agreement among CG, JT and Partnership effective June 12, 1991 (the "Collaboration Agreement"), as amended by that certain Amendment 1 to the Collaboration Agreement, dated as of June 30, 1993 ("Amendment No. 1"), that certain Amendment No. 2 to the Collaboration Agreement, dated as of January 1, 1994 ("Amendment No. 2"), that certain Amendment No. 3 to the Collaboration Agreement, dated as of July 1, 1995 ("Amendment No. 3").

                                    RECITALS

         A. The Parties are conducting Phase II Sponsored Research pursuant to Amendment No. 1.

         B. The Sponsored Research is expected to be completed by March 31, 1997 pursuant to Amendment No. 3.

         C. CG, the Partnership and Japan Tobacco Inc., a Japanese corporation and ultimate parent company of JT ("JTI"), have entered into that certain Master Research License and Option Agreement dated June 28 1996, pursuant to which CG and JTI are conducting research for the purpose, inter alia, of the development of Future Generation Mice, as defined therein.

         D. CG, JT and Partnership now desire to further supplement and amend the Collaboration Agreement to provide for the termination of the Sponsored Research.

         NOW, therefore, the parties agree as follows:

1.       DEFINITIONS

         1.1 Incorporation by Reference. Unless otherwise specifically provided herein, all capitalized terms shall have the meanings ascribed to them in the Collaboration Agreement, Amendment No. 1 to the Limited Partnership Agreement between the Partnership, CG and JT dated June 12, 1991 (the "Limited Partnership Agreement") dated on December 23, 1991 or Amendment No. 2 to the Limited Partnership Agreement dated as of January 1, 1994.

         1.2 Additional Definitions. Article I of the Collaboration Agreement shall be amended to add the following additional definitions:


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         "Affiliate" shall mean any entity which controls, is controlled by or is under common control with any one of CG, JT or the Partnership. An entity shall be regarded as in control of another entity if it owns or controls at least fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority); provided, however, the Partnership shall not be an Affiliate of CG or JT under this Agreement and the Partnership shall not be considered controlled by CG or JT for purposes of determining Affiliates of CG or JT.

         "Patent Committee" shall have the meaning set forth in
         Section 6.6.

         "Sublicensee" shall mean a third party that is not an Affiliate to whom CG or JT has granted a sublicense under the Patent Rights to make, use and/or sell Licensed Products to the extent of the rights of such Party therein. "Sublicensee" shall also include a third party to whom CG or JT has granted the right to distribute Licensed Products in a country, provided that such third party is responsible for the marketing and promotion of Licensed Products within the applicable country.

         1.3 Amendment of Definition of Knowhow. Section 1.5 of the Collaboration Agreement shall be amended to read in its entirety as follows:

         "Knowhow" shall mean all information in the possession of a Party constituting methods, prototypes, techniques, materials (including mice) and data for the discovery, development and creation of a Monoclonal Antibody producing mouse, which such Party is free to transfer or disclose without violating an existing contractual obligation to third party. The Knowhow existing as of the Effective Date, including any Licensed Product Knowhow as of the Effective Date, is listed on Exhibit F, attached hereto, which such list shall be amended by the Parties subsequent to the termination of the Sponsored Research to include Knowhow as of the Termination Date.

         1.4      Amendment of Definition of Monoclonal Antibodies.
Section 1.7 of the Collaboration Agreement shall be amended to read in its entirety as follows:

         "Monoclonal Antibodies" shall mean antibodies [ * ] those naturally occurring in humans which are derived from genetically modified strains of mice. Such genetic modifications may include, without limitation, [ * ]

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         1.5      Amendment of Definition of Patent Rights.  Section 1.10
of the Collaboration Agreement shall be amended to read in its entirety as follows:

         "Patent Rights" shall mean (a) all U.S. patent applications and patents listed on Exhibit B hereto, in each case to the extent a Party has the right to license or sublicense the same; (b) any continuations, divisionals, reexaminations, reissues or extensions of any of (a) above; and (c) any foreign counterparts issued or issuing on any of (a) or (b) above. Exhibit B shall be amended by the Parties subsequent to the termination of the Sponsored Research to include U.S. patent applications and patents as of the Termination Date owned by or licensed to a Party to the extent they cover (i) a Monoclonal Antibody,
         (ii) a means of producing a Monoclonal Antibody, (iii) means or methods of genetically modifying a mouse or (iv) rights used in research and development in the Field or the Expanded Field and patents issuing on such patent applications owned by or licensed to a Party, in each case to the extent a Party has the right to license or sublicense the same.

2.       TERMINATION OF SPONSORED RESEARCH

         CG, JT and Partnership hereby confirm that the Sponsored Research is expected to terminate [ * ], unless the Parties shall mutually agree to a later date, such date of termination, in either case, being herein referred to as the "Termination Date."

3.       TERMINATION OF ARTICLES II AND IV; COMPLETION OF ARTICLE V

         3.1 Termination of Article II. Article II of the Collaboration Agreement shall terminate on the Termination Date, except for (i) Sections 2.5 and 2.6 thereof, which shall terminate on the Effective Date, and (ii) the last sentence of Section 2.4, which shall survive until the first anniversary of the Termination Date.

         3.2  Termination of Article IV.  Article IV of the
Collaboration Agreement shall terminate on the Termination Date.

         3.3 Completion of Article V. The Parties acknowledge that all obligations pursuant to Article V of the Collaboration Agreement have been fulfilled.

4.       PATENT RIGHTS

         The Parties agree to meet as soon as practicable after the termination of the Sponsored Research, but in no event later than 60 days following the Termination Date, at which time the Parties

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shall have agreed to (i) an inventory of any Knowhow created between the
Effective Date and the Termination Date, which list is to be made part of Exhibit F hereof, and (ii) an inventory of any inventions created between the Effective Date and the Termination Date, which list is to be made part of Exhibit B hereof.

5.       PATENT COMMITTEE

         Article VI of the Collaboration Agreement shall be amended to add a new
Section 6.6, as follows:

         6.6 Patent Committee. The Parties shall meet to appoint a patent committee (the "Patent Committee") consisting of four persons, two persons designated by each of CG and JT, to facilitate the patent prosecution activities of the Partnership. The Patent Committee shall also provide guidance with respect to territorial differences in prosecution procedures.

6.       PATENT ENFORCEMENT

         Article VII of the Collaboration Agreement shall be amended to read in its entirety as follows:

                         ARTICLE VII PATENT ENFORCEMENT

         7.1 Notification. A Party shall promptly notify the other Parties of any violation by a third party of any of the Patent Rights of which such Party becomes aware, and shall provide the other Parties with any available evidence of such violation.

         7.2 Control of Suit. Upon notice of such violation, CG shall have the right, in its reasonable discretion after consultation with JT, which shall be promptly held, to bring, control and settle a suit or action for infringement of any of the Patent Rights in the United States and its territories, and in Canada and Mexico, and JT shall have the right in its reasonable discretion after consultation with CG, which shall be promptly held, to bring, control and settle a suit or action for infringement of any of the Patent Rights in Japan, Taiwan and South Korea (including the territory now comprising North Korea, if reunited with South Korea after the date hereof). In all countries of the world excluded from the foregoing, CG or JT shall have the right to bring, control and settle such suit or action based upon which party has the greater economic interest, as mutually agreed by CG and JT based upon the relative total product sales of each party or, if neither party has product sales, based upon the status of the parties' product development in such country. In the event that CG and JT fail to agree as to which party has the greater economic



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         interest, CG and JT shall have the right to jointly bring, control and settle such suit or action.

         7.3 Payment. Except as provided in Section 7.4, [ * ] and any amount recovered, whether by judgment, award, decree or settlement, shall have deducted therefrom all expenses incurred by either party in bringing and prosecuting or settling any such suit or action and the remainder, if any, [ * ]. In the event that CG and JT jointly bring and control such suit, they shall equally share all expenses and recovery.

         7.4 Election Not to Bring Suit. In the event CG or JT elects not to bring or participate a suit or action in a country when it has such right, the other party shall have the right to do so at its own expense and shall have the right to retain all proceeds, including any settlement or royalty stream, from such suit or action.

7.       CONFIDENTIALITY

         Section 8.1 of the Collaboration Agreement shall be amended by deleting the words "best efforts" in the final sentence thereof and substituting therefor the words "efforts consistent with prudent business judgment."

8.       INDEMNIFICATION

         Article IX of the Collaboration Agreement shall be deleted in its entirety and shall be of no further force and effect as of the Effective Date.

9.       COMPETITIVE MERGER

         Section 10.8 of the Collaboration Agreement shall be deleted in its entirety and shall be of no further force and effect as of the Effective Date.

10.      ASSIGNMENT

         Section 11.2 of the Collaboration Agreement shall be amended to read in its entirety as follows:

                  11.2 Assignments. Except as expressly provide herein, neither this Agreement nor any interest hereunder shall be assignable by any Party without the prior written consent of the others; provided, however, that CG or JT may assign this Agreement without such consent to (a) an Affiliate (provided that such Affiliate is two-thirds or greater owned directly or indirectly) or (b) an entity that acquires substantially

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         all of the assets of the monoclonal antibody business segment of such assigning Party. This Agreement shall be binding upon the successors and permitted assigns of the Parties. Any assignment not in accordance with this Section 11.2 shall be void.

11.      NOTICES

         Section 11.1 shall be amended to read in its entirety as follows:

                  Any notice, request, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing in English and shall be deemed to have been sufficiently given if delivered in person, transmitted by telecopier or sent by registered air mail letter to the Party to which it is directed at its address shown below or such other address as such party shall have last given by notice to the other Parties.

         If to JT:                          JT Immunotech USA Inc.
                                            1825 South Grant Street, Suite 220
                                            San Mateo, CA  94402
                                            Facsimile: (415) 312-8028
                                            Attn:  President

         with a copy to:                    Japan Tobacco Inc.
                                            JT Building
                                            2-1 Toranomon 2-chome
                                            Minato-ku, Tokyo 105
                                            Japan
                                            Facsimile:  011-813-5572-1449
                                            Attn: Vice President,
                                            Pharmaceutical Division

         and to:                            Gilbert, Segall and Young LLP
                                            430 Park Avenue
                                            New York, NY  10022
                                            Facsimile:  (212) 644-4051
                                            Attn:  Neal N. Beaton, Esq.

         If CG to:                          Cell Genesys, Inc.
                                            322 Lakeside Drive
                                            Foster City, California 94404
                                            Facsimile:  (415) 358-0803
                                            Attn: President




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         with a copy to:            Heller Ehrman White & McAuliffe
                                    525 University Avenue
                                    Palo Alto, California  94301
                                    Facsimile:  (415) 324-0638
                                    Attn:  Julian N. Stern, Esq.

         If to the Partnership:     Xenotech, Inc.
                                    322 Lakeside Drive
                                    Foster City, California 94404
                                    Attn: Chief Financial Officer


12.      EXHIBIT B - PATENT RIGHTS

         Exhibit B to the Collaboration Agreement shall be deleted in its entirety and replaced with Exhibit B attached hereto. CG represents and warrants that Exhibit B lists all the Patent Rights as of the Effective Date.


13.      EXHIBIT F - KNOWHOW

         Exhibit F attached hereto shall become Exhibit F to the Collaboration
Agreement. To the best knowledge of CG, the [    *    ] listed on Exhibit F
comprises a substantial portion of the Knowhow as of the Effective Date.

14.      CONTROLLING DOCUMENT

         Notwithstanding any provision of the Master Research License and Option Agreement and the Exhibits thereto, any conflict between the provisions of such agreement and its Exhibits and the Collaboration Agreement as amended shall be controlled by the provisions of the Collaboration Agreement, as amended.

15.      MISCELLANEOUS

         Except as specifically modified or amended hereby or by Amendment No. 1, Amendment No. 2 and Amendment No. 3, the Collaboration Agreement shall remain in full force and effect and, as so modified or amended, is hereby ratified, confirmed and approved. No provision of this Amendment (including its Exhibits) may be modified or amended except expressly in writing signed by the parties nor shall any terms be waived except expressly in a writing signed by the party charged therewith. This Amendment shall be governed in accordance with the laws of the State of California, without regard to principles of conflicts of laws.





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        IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date shown on the first page of this Amendment.

JT IMMUNOTECH USA INC.              CELL GENESYS, INC.


By: /s/ Yasushi Shingai             By: /s/ R. Scott Greer
   ------------------------            -----------------------
    Yasushi Shingai                     R. Scott Greer
    Chairman                            Senior Vice President,
                                        Corporate Development



XENOTECH, INC. (as General
Partner of XENOTECH, L.P.)


By: /s/ Takashi Kamiya
   -----------------------
        Takashi Kamiya
        Chairman


By: /s/ Raymond M. Withy
   -----------------------
        Raymond M. Withy
        President and
        Chief Executive Officer





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                                    Exhibit B

                                     [ * ]

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Docket No.      Filing Date      Serial No.      Title          Investors

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                                    Exhibit F

                                     [ * ]


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